Appendix A

To the Amended and Restated Operating Expenses Limitation Agreement

(As amended on June 20, 2014)

Fund and Share Class	Operating Expense Limit
WBI Absolute Return Balanced Fund
No Load	2.00%
Institutional	Through June 30, 2014 and from July 1, 2015 and thereafter	1.75%
	From July 1, 2014 through June 30, 2015	1.60%
WBI Absolute Return Dividend Growth Fund
No Load	2.00%
Institutional	Through June 30, 2014 and from July 1, 2015 and thereafter	1.75%
	From July 1, 2014 through June 30, 2015	1.60%
WBI Absolute Return Balanced Plus Fund
No Load	2.00%
Institutional	Through June 30, 2014 and from July 1, 2015 and thereafter	1.75%
	From July 1, 2014 through June 30, 2015	1.60%
WBI Absolute Return Dividend Income Fund
No Load	2.00%
Institutional	Through June 30, 2014 and from July 1, 2015 and thereafter	1.75%
	From July 1, 2014 through June 30, 2015	1.60%

ADVISORS SERIES TRUST	WBI INVESTMENTS, INC.

By: /s/Douglas G. Hess	By: /s/ Donald R. Schreiber
Name: Douglas G. Hess	Name: Donald R. Schreiber
Title: President	Title: Chief Executive Officer